Exhibit 11
                                                                  -------------
                                                                  (Page 1 of 2)

                 MCI COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                     (In millions, except per share amounts)
                                   (unaudited)

                                                             Three Months Ended
                                                                   March 31,
                                                             ------------------
                                                              1997         1996
Primary ..............................................
                                                             -----        -----
  Net income .........................................       $ 295        $ 295
                                                             =====        =====

Adjustment of shares outstanding:
  Weighted average shares of common stock
    outstanding ......................................         685          689
  Shares of common stock issuable upon the
    assumed exercise of common stock
    equivalents ......................................          73           64
  Shares of common stock assumed repurchased
    for treasury(a) ..................................         (57)         (52)
                                                             -----        -----
  Adjusted shares of common stock and common
    stock equivalents for computation ................         701          701
                                                             =====        =====
Earnings per common and common
  equivalent shares ..................................       $ .42        $ .42
                                                             =====        =====

(a) At an average market price of $35.62 and $28.67 for the three months ended March 31, 1997 and 1996, respectively.


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                                                                     Exhibit 11
                                                                  -------------
                                                                  (Page 2 of 2)

                 MCI COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                     (In millions, except per share amounts)
                                   (unaudited)

                                                             Three Months Ended
                                                                   March 31,
                                                             ------------------
                                                              1997         1996
 Assuming Full Dilution                                      -----        -----
 ----------------------
  Net income .........................................       $ 295        $ 295
                                                             =====        =====

Adjustment of shares outstanding:
  Weighted average shares of common stock
    outstanding ......................................         685          689
  Shares of common stock issuable upon the
    assumed exercise of common stock
    equivalents ......................................          73           64
  Shares of common stock assumed repurchased
    for treasury(b) ..................................         (57)         (49)
                                                             -----        -----
  Adjusted shares of common stock and common
    stock equivalents for computation ................         701          704
                                                             =====        =====
Earnings per common and common
  equivalent shares ..................................       $ .42        $ .42
                                                             =====        =====

 (b) The ending market price of $35.63 was used as it is higher than the average market price of $35.62 for the three months ended March 31, 1997. The ending market price of $30.25 was used as it is higher than the average market price of $28.67 for the three months ended March 31, 1996.